SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report:     FEBRUARY 27, 2004

SUREQUEST SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

41-1826635

(IRS Employer Identification Number)

13606 T 1 Blvd.
Dallas, Texas 75243

(Address of principal executive offices)

C. Scott Sykes, Jr., Chairman & CEO
SureQuest Systems, Inc.
13606 T 1 Blvd.
Dallas, Texas 75243

(Name and address of agent for service)

(972) 238-7200

(Telephone number, including area code of agent for service)

ITEM5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

The Securities and Exchange Commission has issued a Formal Order of Investigation (“Order”) naming two companies, including SureQuest Systems, Inc. (“SureQuest”).  The Order directs the Commission’s staff to conduct a non-public investigation of these two companies as well as other unnamed issuers and persons, including, but not limited to, officers, directors, promoters and broker dealers.  The purpose of this investigation, which covers the period from at least January 1, 2002 to the present, is to determine whether or not violations have occurred of, among other things, the registration, anti-fraud, periodic reporting, ownership reporting, and books and records provisions of the federal securities laws.  Prior to the issuance of the formal order, SureQuest voluntarily produced certain documents to the Commission’s staff and SureQuest will continue to cooperate with the investigation in the future.  This investigation is ongoing and the results cannot be determined at this time.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 27, 2004

SureQuest Systems, Inc.

By:	/s/ Mr. Scott Sykes
Name:	Mr. Scott Sykes
Title:	Chief Executive Officer